                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 102,200 shares of common stock of our report dated February 11, 2002 relating to the financial statements and financial statement schedule, which appears in Dyax Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, as amended by the Form 10-K/A filed with the SEC on April 24, 2002.


                                            /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 1, 2002